Exhibit 3(i)(a)

                        CERTIFICATE OF INCORPORATION

                                     OF

                      CLEAN DIESEL TECHNOLOGIES, INC.



     1.   The name of the corporation is

               Clean Diesel Technologies, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The corporation shall have authority to issue the total number of Five Million (5,000,000) shares of the par value each of One Dollar ($1.00) per share, amounting in the aggregate to Five Million Dollars ($5,000,000.00) all of which shall be Common Stock.

     5.   The name and mailing address of each incorporator is

                        Name                           Address
                        ----                           -------
                 Charles W. Grinnell             1055 Washington Blvd.
                                                 Stamford CT  06901

     6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     7. Elections of Directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     8. Meetings of stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except that this Article 9 shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (b) If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

          (c) Any repeal or modification of this Article 9 shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affecting any right or protection of a director of the corporation existing at the time of such repeal or modification.

     10. (a) Except as otherwise provided below, the corporation, shall, to the fullest extent indemnify each person who is, or shall have been, a director, officer, employee, or agent of the corporation or who is or was a director, officer, employee or agent of the corporation and is serving, or shall have served, at the request of the corporation , as a director, officer, employee or agent of another organization or in any capacity with respect to any employee benefit plan of the corporation, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys fees) imposed upon or incurred by any such person (the "Indemnitee") in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a director, officer, employee or agent or as a result of his serving or having served with respect to any such employee benefit plan; provided, however, that the corporation shall provide no indemnification with respect to any matter as to which any such Indemnitee shall be finally adjudicated in such action suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the corporation or (ii) to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          (b) The right to indemnification conferred in this Article 10 shall include the right to be paid by the corporation for liabilities and expenses incurred in connection with the settlement or compromise of any such action, suit or proceeding, pursuant to a consent decree or otherwise, unless a determination is made, within forty-five (45) days after receipt by the corporation of a written request by the Indemnitee for indemnification, that such settlement or compromise is not in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, that such settlement or compromise is not in the best interests of the participants or beneficiaries of such plan. Any such determination shall be made (i) by the board of directors of the corporation by a majority vote of a quorum consisting of disinterested directors, or (ii) if such quorum is not obtainable, by a majority of the disinterested directors then in office. Notwithstanding the foregoing, if there are less than two disinterested directors of the corporation then in office, the board of directors shall promptly direct that independent legal counsel (who may be regular legal counsel to the corporation) determine, based on facts known to such counsel at such time, whether such Indemnitee acted in good faith in the reasonable belief that this action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be; and, in such event, indemnification shall be made to such Indemnitee unless, within forty-five (45) days after receipt by the corporation of the request by such Indemnitee for indemnification, such independent legal counsel in a written opinion to the corporation determines that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be.

          (c) As a condition precedent to his right to be indemnified, the Indemnitee must give the corporation notice in writing as soon as practicable of any action, suit or proceeding involving him for which indemnity will or could be sought. With respect to any action, suit or proceeding of which the corporation is not notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this article. The corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

          (d) Subject to paragraph 4 above, the right to indemnification referred to in this article shall include the right to be paid by the corporation for expenses (including reasonable attorneys' fees) incurred in defending a civil on criminal action, suit or proceeding in advance of its final disposition, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under this article. Such undertaking may be accepted without reference to the financial ability of such Indemnitee to make such repayment. Notwithstanding the foregoing, no advance shall be made by the corporation under this paragraph (d) if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office or, if there are not at least two disinterested directors then in office, by independent legal counsel (who may be regular legal counsel to the corporation) in written opinion that, based on facts known to the board of directors or counsel at such time, such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of an employee benefit plan of the corporation, as the case may be.

          (e) If an Indemnitee is entitled under any provision of this article to indemnification by the corporation for some or a portion of the liabilities or expenses imposed upon or incurred by such Indemnitee in the investigation, defense, appeal or settlement of any action, suit or proceeding but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such liabilities or expenses to which such Indemnitee is entitled.

          (f) The right to indemnification and the payment of expenses incurred in defending any action, suit or proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of stockholders of managing directors or otherwise. Without limiting the generality of the foregoing, the corporation, acting through its board of directors, may enter into agreements with any director or employee of the corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this article.

          (g) The corporation may purchase and maintain insurance, at its expense, to protect itself and any director or employee of the corporation or another organization or employee benefit plan against any expense or liability incurred by him in any such capacity, or arising out of the status as such.

          (h) The corporation's obligation to provide indemnification under this article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

          (i) Without the consent of a person entitled to the indemnification and other rights provided in this article, no amendment modifying or terminating such rights shall adversely affect such person's rights under this article with respect to the period prior to such amendment.

          (j) If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceedings to the full extent permitted by any applicable portion of this article that shall not have been invalidated and to the full extent permitted by applicable law.

          (k) As used in this article, the term "director" "officer" "employee" "agent" and "person" include their respective heirs, executors, administrators and legal representatives and an "interested" director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

     11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED incorporator does hereby set his hand this 10th day of January 1994 for the purpose of forming a corporation under the General Corporation Law of the state of Delaware.



                                                 /s/ Charles W. Grinnell
                                                 -----------------------
                                                    Charles W. Grinnell




                          CERTIFICATE OF AMENDMENT

                                     OF

                         ARTICLES OF INCORPORATION

                                     OF

                      CLEAN DIESEL TECHNOLOGIES, INC.



THE UNDERSIGNED does hereby certify that Clean Diesel Technologies, Inc. has duly adopted the following amendment of its articles of incorporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

          Article 4. of the certificate of incorporation of the Corporation be, and it hereby is, revoked in its entirety and the following be, and it hereby is, substituted in its place:

          "4. The corporation shall have authority to issue the total number of Ten Million (10,000,000) shares of the par value of $0.05 per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000) all of which shall be common stock."

Dated:  October 17, 1994



                                         CLEAN DIESEL TECHNOLOGIES, INC.



                                             By: /s/ Charles W. Grinnell
                                                 -----------------------
                                                    Charles W. Grinnell
                                                      Vice President



                      CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION
                     OF CLEAN DIESEL TECHNOLOGIES, INC.

THE UNDERSIGNED does hereby certify that CLEAN DIESEL TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), has duly adopted the following amendment and restatement of Article 4 of its Amended Certificate of Incorporation in accordance with the provisions of ss. 242 of the Delaware General Corporation Law:

     Article 4 of the certificate of incorporation of the Corporation be, and it hereby is, amended and restated in its entirety and the following, be, and it hereby is, substituted in its place as follows:

          "4. The corporation shall have authority to issue the total number of Five Million One Hundred Thousand (5,100,000) shares of the par value of $0.05 per share, amounting in the aggregate to Two Hundred and Fifty-Five Thousand Dollars ($255,000), Five Million (5,000,000) shares of which shall be designated as common stock and One Hundred Thousand (100,000) of which shall be designated as preferred stock.

          The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions set forth in this Certificate, to issue the preferred stock in one or more series and, in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, dividend rates, conversion rights, rights and terms of redemption (including sinking fund provisions), and the liquidation preferences of any unissued series of preferred stock and the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not above the total number of authorized shares of the class and not below the number of shares of such series then outstanding.

          In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Secretary, Charles W. Grinnell, this 7th day of August, 1995.



                                         CLEAN DIESEL TECHNOLOGIES, INC.



                                       By: /s/Charles W. Grinnell
                                           ------------------------------
                                           Charles W. Grinnell, Secretary


                      CLEAN DIESEL TECHNOLOGIES, INC.

                         CERTIFICATE OF CORRECTION
                                THE AMENDED
                      CERTIFICATE OF INCORPORATION OF
                      CLEAN DIESEL TECHNOLOGIES, INC.



     CLEAN DIESEL TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"),

     DOES HEREBY CERTIFY:

     That, Section 4 of the Amended Certificate of Incorporation of Clean Diesel Technologies, Inc. filed with the Delaware Secretary of State on
August 5, 1995 (the "Certificate") inaccurately reflected the action adopted by the sole stockholder. Section 4 of the Certificate should read as follows:

     4. The corporation shall have authority to issue the total number of Five Million One Hundred Thousand (5,100,000) shares of the par value of $0.05 per share, amounting in the aggregate to Two Hundred and Fifty-Five Thousand Dollars ($255,000), Five Million (5,000,000) shares of which shall be designated as common stock and One Hundred Thousand (100,000) of which shall be designated as preferred stock. The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions set forth in this Certificate, to issue the preferred stock in one or more series and, in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, dividend rates, conversion rights, rights and terms of redemption (including sinking fund provisions), and the liquidation preferences of any unissued series of preferred stock and the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not above the total number of authorized shares of the class and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. In no event, however, may the board of Directors issue preferred stock which has the effect of voting as a class during the tendering of an offer to purchase 51% or more of the voting securities of the Company.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its Secretary, Charles W. Grinnell, this _______ day of August, 1995.



                                         CLEAN DIESEL TECHNOLOGIES, INC.



                                      By: /s/Charles W. Grinnell
                                          -------------------------------
                                          Charles W. Grinnell, Secretary



                      CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION
                     OF CLEAN DIESEL TECHNOLOGIES, INC.

THE UNDERSIGNED does hereby certify that CLEAN DIESEL TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), has duly adopted the following amendment of Article 4 of its Certificate of Incorporation in accordance with the provisions of ss. 242 of the Delaware General Corporation Law:

          Article 4 of the certificate of incorporation of the Corporation be, and it hereby is, amended by revoking in its entirety the first paragraph of said Article 4 and the following being, and it hereby is, substituted in its place, as follows:

          "4 The corporation shall have authority to issue the total number of Fifteen Million One Hundred Thousand (15,100,000) shares of the par value of $0.05 per share, amounting in the aggregate to Seven Hundred Fifty Five Thousand Dollars ($755,000), and of such shares Fifteen Million (15,000,000) shall be designated as common stock and One Hundred Thousand (100,000) shall be designated as preferred stock."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its Secretary, Charles W. Grinnell, this 17th day of June 1998.

                                    CLEAN DIESEL TECHNOLOGIES, INC.

                                    By: /s/ Charles W. Grinnell
                                        --------------------------------
                                         Charles W. Grinnell, Secretary